Exhibit 99.1

[Logo of Seabulk International]
                                                                   PRESS RELEASE


             SEABULK INTERNATIONAL ANNOUNCES AGREEMENTS TO SELL TWO
                          FOREIGN-FLAG PRODUCT TANKERS


Fort Lauderdale, FL, August 1, 2005 - Seabulk International, Inc., a wholly owned subsidiary of SEACOR Holdings Inc. (NYSE:CKH), today announced that it has signed an agreement to sell the Seabulk Trust, a 48,000-dwt foreign-flag double-hull product tanker. Delivery of the Seabulk Trust to its buyer is expected in August. In a separate transaction, an agreement was signed to sell the Seabulk Reliant, a 48,000-dwt foreign-flag double-hull product tanker. Delivery of the Seabulk Reliant to its buyer is expected in September. Both vessels currently trade worldwide as part of the Dorado product tanker pool.

About Seabulk
-------------

      Seabulk International is a leading provider of marine support and transportation services, primarily to the energy and chemical industries. Seabulk provides benchmark quality service to its customers based on innovative technology, the highest safety standards, modern efficient equipment and dedicated, professional employees. Visit Seabulk's Web Site at www.seabulkinternational.com. Seabulk International is a wholly owned subsidiary of SEACOR Holdings Inc. For more information, contact Timothy McKeand, Vice President, at (954) 524-4200 ext. 820 or visit SEACOR's Web Site at www.seacorholdings.com.

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Forward-Looking Information
---------------------------

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions, its outlook for performance and markets in which it participates, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the relevant forward-looking statements. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in SEACOR and Seabulk's respective Annual Reports on Form 10-K (as supplementally amended by Form 10-K/A) for the fiscal year ended December 31, 2004. SEACOR and Seabulk disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect any change in Company's expectations or any change in events, conditions or circumstances on which any such statements are based.


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